Portions of this Exhibit are the subject of a request for confidential treatment. The copy filed as an exhibit omits the information subject to such confidentiality request. The omitted information has been filed separately with the Commission. Such portions are marked by brackets [***] and the page on which they appear contain an asterisk (*) in the upper right corner.

                                                                 EXHIBIT 10.16*




Jeffrey Silverman                           Thursday, July 16, 1998
DoubleClick
245 Fifth Avenue
New York, N.Y.  10016



         Re:      Agreement between HeadHunter.NET ("HeadHunter") and
                  DoubleClick

Dear Jeff:

         The purpose of this letter is to confirm our agreement and clarify the points contained in the Letter of Intent between HeadHunter and DoubleClick. We have attached the Letter of Intent for reference (the "Letter of Intent"). Following are certain points that we wanted to clarify:


1. The maximum amount payable by HeadHunter pursuant to the Letter of Intent is [***]. As referenced in the Letter of Intent, [***] of such amount (the "Deposit") will be paid by check and mailed from HeadHunter on Friday, July 17th, 1998.


2. If HeadHunter does not close its initial public offering by October 31, 1998, HeadHunter may cancel the Letter of Intent by sixty days written notice to Double Click with no further obligation, other than to pay for impressions delivered prior to cancellation. If HeadHunter cancels the Letter of Intent, the Deposit will be returned in full to HeadHunter within ten days of cancellation.

3. The impressions delivered pursuant to the Letter of Intent will be delivered in categories and via sites within the Double Click network which are acceptable to HeadHunter. The charter sponsorship of AltaVista Career Zone and the Fast Company Career Center and the sponsorship of the Catbert Anti-Career Zone will generally consist of persistent banner ads, buttons and other graphical displays on such sites which each provide a hypertext link to HeadHunter.NET. The design and duration of all sponsorships purchased by HeadHunter will be mutually agreed upon by HeadHunter and DoubleClick.

4. All impressions delivered outside of the sponsorship sites will be standard 468x60 pixel Internet advertising banner ads unless mutually agreed to by both parties.

5. HeadHunter may request that ads be delivered on search results web pages based on certain key word searches of the AltaVista and NorthernLight sites. DoubleClick will use its best effort to fulfill that request by placing

       HeadHunter ads on the requested pages that have not previously been purchased by another advertiser at the time of the request, and on all requested pages that come available as other purchase agreements expire.

6. From time to time HeadHunter will evaluate the performance of the ads being delivered under the agreement. HeadHunter will have the right adjust the placement and targeting any ads that it thinks may perform better in another location or with different targeting.

7. In all other respects, HeadHunter will be given the rights and privileges afforded to other DoubleClick advertisers.

         There may be other details that we need to clarify, but we felt that it was important to confirm these items in writing at this time. Please signify your agreement to each of the foregoing by signing in the space provided below. We look forward to working with you on our exciting strategic relationship.



Very truly yours,






Warren Bare
President & CEO
HeadHunter.NET





ACKNOWLEDGED AND AGREED to this 16 day of July, 1998 by
DOUBLE CLICK, INC.:





By: /s/ Jeff Silverman
   ---------------------------------
Title:  Sponsor SV, Sales Exec.
      ------------------------------




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                                                                               *




                                            Click
                                       DoubleClick
                               WWW.DOUBLECLICK.NET

                                LETTER OF INTENT
NEW YORK
                  Doubleclick agrees to provide Headhunter.net with 300,000,000 (three hundred million) impressions over the course of two years, beginning July 15, 1999 to July 15, 2000.
LONDON
                  The Impressions can be placed towards any program within the Doubleclick Network.


TOKYO The effective CPM of all combined campaigns during the pre-Initial Public Offering period will be [***].


MADRID            Headhunter.net will launch as a Charter Sponsor for the Alta
                  Vista Career Zone, a Charter Sponsor of the Fast Company
                  Career Center and a sponsor on the Catbert Anti-Career Zone.
SYDNEY
                  The remaining impressions, based upon availability, will be placed throughout the two-year period on banner and keyword programs across DCLK sites; Sponsorship programs
STOCKHOLM         and on International sites. All requests for advertising
                  placements and changes to such placements must be supported by a written authorization from Headhunter.net.
TORONTO
                  Headhunter.net will receive additional 120,000,000 (one hundred and twenty million) banners after Headhunter.net completes its initial public offering at no additional cost.

SAN FRANCISCO     These additional impressions will lower the effective CPM of all combined campaigns to [***] CPM.


LOS ANGELES       In the case of a canceled initial public offering,
                  Headhunter.net will have the opportunity to cancel the agreement with a 60 day written notice to Doubleclick.


ATLANTA Headhunter.net is required to pay [***] of the contract 14 days after signing the DCLK Letter of intent. The [***] up-front fee shall be applied at the end of the


CHICAGO           campaign to the final invoices.

                  Headhunter.net will pay on actual impression volume delivered during each month.
BOSTON            Effective CPM's may vary month to month, as multiple orders with varying CPM's will be running throughout the two-year campaign period.  Payment will be due within 30 days from
                  invoice date and failure to pay such invoices within the
                  30-day period will result in a suspension of all ad campaigns
DALLAS            until the account is made current.


                       /s/ Warren Bear
                  -----------------------------------
                  Warren Bear - President
                  Headhunter.net

      245 FIFTH AVENUE, NEW YORK, NY 10018 TEL 212-683-0001 FAX 212655-4835